Date: January 2014

STAFFING 360 SOLUTIONS INC and INITIO INTERNATIONAL HOLDINGS LIMITED and Brendan Flood relating to DEED OF RESTRICTIVE COVENANT
Ref: NAR/45125802	Thomas Eggar LLP 14 New Street London EC2M 4HE Telephone +44 (0)207 9729720 Facsimile +44 (0)207 9729722 DX no. 88 London www.thomaseggar.com

THIS DEED is made the                        day of January 2014

Parties:

(1)	STAFFING 360 SOLUTIONS INC (Company No 4447620), a Nevada corporation whose registered office is at 641 Lexington Avenue, Suite 1526, New-York, NY 10022 USA (the “Purchaser”); and

(2)	Initio International Holdings Limited, and

(3)	Brendan Flood of 5A Acacia Road, Hampton, Middlesex TW12 3DP (“Mr Flood”).

1	Introduction

1.1	By an Agreement of even date between the parties to this Deed (the “Sale and Purchase Agreement”) the Purchaser as agreed, subject to the conditions contained in the Sale and Purchase Agreement to acquire all of the issued shares of Initio International Holdings Limited (“Initio”) in exchange for the payment of the Total Purchase Price by the Purchaser. Words and phrases that bear a defined meaning in the Sale and Purchase Agreement will have the same meaning in this Deed.

1.2	As a condition of the Purchaser completing the Sale and Purchase Agreement, the Purchaser has required that, subject to the conditions in the Sale and Purchase Agreement being satisfied and completion thereof taking place by no later than 3 January 2014 each of the parties of this Deed should enter into the respective covenants and undertakings on their part contained in this Deed in order to support the goodwill of the Group and the value attributed to its assets and businesses.

2	Restrictive Covenants

2.1	In this Deed:

"Restricted Area"	means the US States of New England, New York, New Jersey and North Carolina and the United Kingdom of Great Britain and Northern Ireland;

"Relevant Companies"	means Initio and the Subsidiaries and with effect from Closing, the Purchaser;

"Relevant Customer"

means any person who is or at any time during the period of twelve months immediately preceding Completion:

(a)   negotiating with any of the Relevant Companies, or for the supply by it of Relevant Products or Services; or

(b)   a client or customer of any of the Relevant Companies in relation to Relevant Products or Services.

"Relevant Products or Services"	means the recruitment of permanent and temporary staff in the engineering, information technology, light industrial, accounting and finance and administration sectors.

2.2	Mr Flood undertakes to the Purchaser that he will not (whether alone or in conjunction with, or on behalf of, another person and whether directly or indirectly), other than in his capacity as an employee or a director on behalf of the Purchaser or any member of the Group for the period of three (3) years from the Closing Date:

2.2.1	canvass, solicit or approach, or cause to be canvassed, solicited or approached, any Relevant Customer for the sale or supply of Relevant Products or Services;

2.2.2	deal or contract with any Relevant Customer in relation to the sale or supply of Relevant Products or Services;

2.2.3	in relation to the provision of Relevant Products or Services in the Restricted Area, solicit or entice away, or endeavour to solicit or entice away, from any Relevant Company or employ, any person employed by, or who is or was a consultant to, any Relevant Company at Completion or at any time during the period of twelve months immediately preceding Completion where the person in question either has Confidential Information or would be in a position to exploit any trade connections of any Relevant Company;

2.2.4	be engaged, concerned, connected with or interested in, any other business which supplies Relevant Products or Services in the Restricted Area or whose business is in competition with the business of the Relevant Companies in the Restricted Area;

2.2.5	interfere, or seek to interfere, with the continuance of the introduction of business opportunities to any Relevant Company from any person who has effected such an introduction to any Relevant Company at any time during the twelve months immediately preceding Completion if such interference causes or would cause that person to cease effecting introductions as aforesaid; and

2.2.6	without prejudice to any rights relating to passing off or trade or service mark infringement (or similar rights in any territory), use in connection with any business which is competitive with the business of the Company, any name (in whatever form) which includes the name of the Company or any trading style or get up which is confusingly similar to that used by the Company as at Completion.

2.3	Nothing in this Deed shall prevent Mr Flood from holding for investment purposes only:

2.3.1	any units of any authorised unit trust; or

2.3.2	not more than 5% of any class of shares or securities of any company traded on a recognised investment exchange (as such term is defined in the Financial Services and Markets Act 2000 or amended from time to time).

2.4	Each of the undertakings set out in this Clause 2 is separate and severable and enforceable accordingly, and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings or remaining part of the undertakings will continue in full force and effect and will bind Mr Flood.

3	General

3.1	The invalidity, illegality or unenforceability of any provision of this Deed shall not affect the other provisions of this Deed.

3.2	Each party will do, or procure the doing of, all acts and things and execute, or procure the execution of, all documents as any other party reasonably considers necessary to give full effect to the terms of this Deed.

3.3	Failure or delay by any party in exercising any right or remedy under this Deed will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

3.4	Any waiver of any breach of, or any default under, any of the terms of this Deed will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Deed.

3.5	The rights and remedies expressly provided for by this Deed will not exclude any rights or remedies provided by law.

3.6	No variation of this Deed will be valid unless it is in writing and signed by or on behalf of each party to this Deed.

4	Governing Law and Jurisdiction

4.1	This Deed will be governed by and construed in accordance with English law, provided, however, the governing law shall be in accordance with the laws of the State of New York in the event the alleged violation occurs in the United States.

4.2	The courts of England will have exclusive jurisdiction to settle any dispute which arises out of or in connection with this Deed and the parties irrevocably agree to submit to that jurisdiction, provided, however, the courts of the State of New York shall be the exclusive jurisdiction in the event the alleged violation occurs in the United States.

5	Counterparts

This Deed may be executed in any number of counterparts each of which when executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

6.	Remedies

Mr Flood agrees that his obligations hereunder are necessary and reasonable in order to protect the Purchaser and the Purchaser’s business. Each party agrees and acknowledges that any such violation or threatened violation may cause irreparable injury to the Purchaser and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Purchaser may be entitled to injunctive relief against the breach or threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages if the venue is in the United States.

IN WITNESS whereof this Deed has been executed and delivered as a Deed on the date and year first before written.

EXECUTED as a DEED by	)
STAFFING 360 SOLUTIONS INC.	)
Acting by _____________________, a director	)
In the presence of:	)

Witness Signature:
Witness Name:
Address:

EXECUTED as a DEED by	)
INITIO INTERNATIONAL HOLDINGS LIMITED	)
Acting by _____________________, a director	)
In the presence of:	)

Witness Signature:
Witness Name:
Address:

SIGNED and DELIVERED as a	)
DEED by BRENDAN FLOOD	)
In the presence of:	)

Witness Signature:
Witness Name:
Address: